FIRST AMENDMENT TO LEASE

This First Amendment to Lease is dated November 29, 2005, and is entered by and between CULUSVI, INC., a US Virgin Islands corporation d/b/a Cost U Less with mailing address of 3633 136th Place S.E., Suite 110, Bellevue, Washington 98006 (hereinafter referred to as the “Lessee”) and MARKET SQUARE EAST, INC., a US Virgin Islands corporation whose mailing address is P.O. Box 7020, St. Thomas, U.S. Virgin Islands 00801 (hereinafter referred to as “Lessor”) for the purpose of amending that Ground Lease dated October 20, 1997 by and between Lessor and Lessee (the “Lease”).

WHEREAS, the Lessor and the Lessee are parties to the Lease;

WHEREAS, the Lessee and Lessor wish to modify the terms of the Lease;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

1.    Except where otherwise specifically defined herein, all capitalized terms used herein shall have the same meaning as originally defined in the Lease.

2.    From and after January 1, 2006, the Demised Premises shall be revised to include: an additional Six Thousand Four Hundred Forty Six (6,446) square feet for the Building Area, for a total building area of Forty Two Thousand Four Hundred Forty Six (42,446) square feet, more or less; and an additional Four Thousand Four Hundred (4,400) square feet for the Dock Area for a total dock area of Fourteen Thousand Nine Hundred Thirty Eight (14,938) square feet. The revised Demised Premises (the “Revised Demised Premises”) shall total of Fifty Seven Thousand Three Hundred Eight Four (57,384) square feet, more or less. The Revised Demised Premises is shown and described on the survey plan drawing and metes and bounds description attached hereto as Exhibit A and made a part hereof.

3.    From and after January 1, 2006, the Basic Rent (inclusive of all prior CPI adjustments) for the 42,446 square feet of Building Area shall be Four and 707/1000 Dollars ($4.707) per square foot per annum (i.e. $199,793.32 per annum which is $16,649.45 per month). From and after January 1, 2006, the Basic Rent (inclusive of all prior CPI adjustments) for the 14,938 square foot Dock Area shall be Two and 714/1000 Dollars ($2.714) per square foot per annum (i.e. $40,541.73 per annum which is $3,378.48 per month). From and after January 1, 2006. Additional Rent shall be adjusted based on the increased size of the Floor Space of the improvements located on the Revised Demised Premises.

First Addendum to Lease
CULUSVI, INC.

The total monthly Basic Rent for the Revised Demised Premises of Twenty Thousand Twenty Seven and 93/100 ($20,027.93) shall be due and payable on or before the first day of each month commencing January 1, 2006. The Basic Rent shall remain subject to annual CPI increases pursuant to Section Three (c) of the Lease, the first increase of which shall be effective October 1, 2006

4.    Pursuant to Section l3 of the Lease, Lessor hereby consents to the proposed alterations to the Building Area and Dock Area described on Exhibit B attached hereto. The alterations consist of additional floor space for the Building Area of Six Thousand Four Hundred Forty Six (6,446) square feet, additional Dock Area of Four Thousand Four Hundred (4,400) square feet, and appurtenant site work improvements (“Site Work Improvements”), all as described on Exhibit C attached hereto. Lessor and Lessee have agreed that the cost of the Site Work Improvements shall be verified by copies of actual invoices. The cost of the Site Work Improvements shall be paid by Lessee and up to $80,000 of verified costs may be taken as rent credits toward the Basic Rent in the amount of $3,520.87 per month for up to twenty-three (23) months commencing January 1, 2006 and ending not later than November 30, 2007. When the entire amount of the rent credits are exhausted, but not later than December 1, 2007, Lessee shall pay to Lessor Basic Rent amounts for the Revised Demised Premises (without Site Improvement Work costs credits and as adjusted for CPI increases) without further notice from Lessor to Lessee, except that Lessor shall notify Lessee in writing as to the then current Basic Rent per month.

5.    Notwithstanding anything in this First Amendment to Lease to the contrary, if, despite its diligent efforts, Lessee does not commence the proposed alterations to the Building Area (6,446 square feet) by April 1, 2006, and gives Landlord notice of Lessee’s intention not to construct the Building Area alterations, the provisions of this Amendment relating to an increase in the size of the Building Area (including the Revised Demised Premises size, Basic Rent increase and Additional Rent increases attributable to the additional Building Area) shall be voidable by Lessee giving written notice to Lessor (the “Voiding Notice”). In such event, future Basic Rent and Additional Rent amounts for the Revised Demised Premises shall be reduced to reflect the reductions in the Building Area and Lessee shall be entitled to a rent credit for any Basic Rent and Additional Rent overcharges by Lessee for the period from January 1, 2006, through the month in which Lessee delivers the Voiding Notice to Lessor. In addition, the Site Work Improvements costs rent credit shall be reduced to reflect verified Dock Area expenses only, in a total credit amount not to exceed Twenty Two Thousand Five Hundred Ninety Three and 60/100 Dollars ($22,593.60), which amount is calculated as 28.242% of the estimated Site Work Improvements costs and the corresponding percentage of the Basic Rent increase for the Dock Area according to this Amendment.

First Addendum to Lease
CULUSVI, INC.

All terms, covenants and conditions made by the Lessee in connection with the Lease are herein restated and reaffirmed on the date of this First Amendment and apply to the entire Demised Premises.

Except as hereby modified, all other terms and provisions of the Lease are hereby ratified and confirmed and incorporated herein by this reference and apply to the entire Demised Premises.

Notwithstanding the execution of this First Amendment, the Lessor specifically reserves its right to declare the Lessee in default under the Lease should any state of fact exist at the date hereof, known or unknown to the Lessor, which constitutes a default under the Lease as modified by this First Amendment.

IN WITNESS WHEREOF, the parties have executed this agreement as of the date set forth above.

WITNESSES:	LESSOR: MARKET SQUARE EAST, INC.
By: Etienne Bertrand, President
[SEAL]

Attest: Debbie Brathwaite, Asst. Secretary

LESSEE: CULUSVI, INC.
By: J. Jeffrey Meder, President
[SEAL]

Attest: Roy Sorensen, Vice President

EXHIBIT “A”

SURVEY PLAN DRAWING

EXHIBIT “B”

PROPOSED ALTERATIONS TO
BUILDING AREA AND DOCK AREA

EXHIBIT “C”

SITE WORK IMPROVEMENTS

Clearing, Excavation, Compaction

Asphalt

Erosion Control/Environmental Fencing

Safety Barricades

Wheel Stops

Curbing

Striping

Architectural Costs

Supervision/General Conditions